UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia	30741
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (706) 861-3347

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 31, 2011, American Consumers, Inc., a Georgia corporation (the “Company”), held a Special Meeting of Shareholders (the “Special Meeting”) as described in the proxy statement relating to the Special Meeting mailed to stockholders on or about March 15, 2011.  At the Special Meeting the Company’s shareholders approved each of the following two amendments to the Company’s Amended and Restated Articles of Incorporation, which together are intended to enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forgo many of the expenses associated with operating as a public company subject to Securities and Exchange Commission reporting obligations.  The number of votes cast for, against, or withheld as well as the number of broker non-votes as to each such amendment at the Special Meeting was as follows:

ITEM OF BUSINESS VOTE ON BY SHAREHOLDERS	TOTAL SHARES VOTED	VOTES CAST FOR	VOTES CAST AGAINST	SHARES ABSTAINING	BROKER NON-VOTES
Proposal 1 – An amendment to effect a 1-for-400 reverse stock split of the Company’s outstanding Common Stock (the “Reverse Stock Split”).	536,859.6	532,922.7	3,936.9	1,493.8	0

Proposal 2 – An amendment to effect a 400-for-1 forward stock split of the Company’s outstanding Common Stock, following completion of the Reverse Stock Split (the “Forward Stock Split”).	536,612.1	533,775.2	2,836.9	1,741.3	0

No other matters were submitted for a vote by the Company’s shareholders at the Special Meeting.

Within the next few days, the Company expects to file with the Georgia Secretary of State the necessary Articles of Amendment of its Amended and Restated Articles of Incorporation to effect both the Reverse Stock Split and the Forward Stock Split.

Item 7.01	Regulation FD Disclosure.

On March 31, 2011, the Company issued a press release issued a press release reporting the results of the Special Meeting.  The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release – American Consumers, Inc. Announces Shareholder Approval of Reverse/Forward Stock Split and Related Plan to Deregister Its Common Stock With the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011	AMERICAN CONSUMERS, INC.

By: /s/ Paul R. Cook
Paul R. Cook
Chief Executive Officer